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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 7, 1999 included in the Annual Report on Form 10-K of Korn/Ferry International into the Prospectus constituting part of its Registration Statement on Form S-8 (File No. 333-73147). It should be noted that we have not audited any financial statements of the company subsequent to April 30, 1999 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Los Angeles, California
July 22, 1999